UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2014, Crossroads Systems, Inc. (the “Company”) received a notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that Nasdaq had determined to delist its common stock based on the stockholders’ equity deficiency described below unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) within seven days from the date of the notice. On March 27, 2014, the Company requested a hearing before the Panel. The Company’s request for a hearing stays any delisting action pending the issuance of a decision from the Panel and the expiration of any extension period granted by the Panel. The Company’s common stock will therefore continue to trade on The NASDAQ Capital Market in the interim.

Background

As previously announced, on September 18, 2013, the Company received a letter from Nasdaq indicating that the Company was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Listing Rule”) requires companies listed on The NASDAQ Capital Market to maintain stockholders’ equity of at least $2.5 million. The Company’s Form 10-Q for the period ended July 31, 2013, filed with the Securities and Exchange Commission on September 13, 2013, reported stockholders’ equity of $(6,167,000) and the Company did not at that time meet the alternatives of market value of listed securities or net income from continuing operations.

The Company was provided 45 calendar days, or until November 4, 2013, to submit a plan to regain compliance with the Listing Rule (the “Plan”). The Company timely submitted the Plan and on November 25, 2013, Nasdaq granted the Company an extension until March 17, 2014 to achieve compliance with the Listing Rule. The Plan included certain measures including the removal of a “full ratchet” anti-dilution provision of the convertible preferred stock issued in the Company’s March 2013 private placement, which would reclassify the convertible preferred stock as permanent stockholders’ equity. The “full ratchet” anti-dilution provision was removed from the convertible preferred stock by action of the Company’s stockholders at the Company’s annual meeting held on March 14, 2014. However, the Company had not, as of March 17, 2014, fully satisfied the Plan’s requirements.

Although the Company is working diligently to regain compliance with the Listing Rule, there can be no assurance that the Company will be able to regain compliance or maintain the listing of its common stock on Nasdaq.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: March 27, 2014	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

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